                                                                 Exhibit 10.18


                                  SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (this "Sublease") is made as of the ____ day of February, 1995,(but effective in all respects as of January 18, 1995) by and between MARYLAND ECONOMIC DEVELOPMENT CORPORATION1 a body politic and corporate and constituted as a public instrumentality of the State of Maryland ("Sublandlord") and OSIRIS THERAPEUTICS, INC., a Delaware corporation ("Subtenant").

                                       RECITALS

    A. On January __, 1995, SAGA Limited Partnership, a Maryland limited partnership (the "Landlord") and Sublandlord executed a Lease Agreement (the "Master Lease").

    B. Pursuant to the terms of the Master Lease (a copy of which is attached hereto as Exhibit A and incorporated herein by reference) the Landlord leased to Sublandlord certain property located in Baltimore City, Maryland all as more particularly described in the Master Lease (the "Premises").

    C.   Subtenant desires to sublease all of the Premises from Sublandlord
(the "Subleased Premises") and Sublandlord desires to sublease the Subleased Premises to the Subtenant. The Subleased Premises consist of 30,000 square feet, more or less, within the Building (as hereinafter defined), which is the space to be leased by Sublandlord under the Master Lease and outlined in Exhibit A-1,which may be increased from time to time by the incorporation of the Expansion Premises (as hereinafter defined) in accordance with options/rights granted to Subtenant. The actual square footage of the Subleased Premises shall be measured in accordance with BOMA standards, and the parties hereto agree to execute confirmatory statements (prior to the Rental Commencement Date and in the event the square footage increases due to Subtenant's exercise of any option rights contained herein) to record in writing the actual square footage contained in the Subleased Premises. As used in this Sublease, the term "Building" shall mean the building known as 2001 Aliceanna Street, Baltimore, Maryland 21231-2001, consisting of 184,962 square feet, more or less, as measured in accordance with BOMA standards.

    D. The parties desire to enter into this Sublease defining their respective rights, duties, obligations and liabilities relating to the Subleased Premises.

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby covenant and agree as follows:

    l.   Demised.  Sublandlord hereby sublets to Subtenant and Subtenant hereby
         -------
sublets from Sublandlord the Subleased Premises and the Parking Spaces (as defined in the Master Lease). Except as otherwise provided herein, Subtenant hereby assumes and agrees to perform all of the duties and obligations imposed in respect of the Subleased Premises upon Sublandlord, as tenant, by the Master Lease for the term of this Sublease, and it is agreed that Sublandlord shall have all the rights and powers as Sublandlord hereunder as are conferred upon the Landlord in the Master Lease.

    2.   Term.  The term of this Sublease shall commence on the day upon which
         ----
the Master Lease commences and shall terminate on ___________ 200__   (the day
which is one (1) day less than the Original Term (as defined in the Master Lease) (the "Initial Term").

    By written notice to Sublandlord not more than six (6) months nor less than three (3) months prior to the expiration of the Initial Term, Subtenant may extend the Initial Term for a period of six (6) years and six (6) months (the "Extended Term") on the same terms and conditions (excluding the Annual Rent) which apply to the Initial Term provided that Sublandlord exercises the necessary and corresponding extension option under the Master Lease and Subtenant is not then in default of any material term, covenant or condition of this Sublease (or if so, such default is cured prior to the expiration of any applicable grace period). Notwithstanding the foregoing to the contrary, provided that (i) Sublandlord is not in default of any of its obligations under the Master Lease or this Sublease, (ii) Landlord is not in default of any of its obligations under the Master Lease, and (iii) indebtedness incurred in connection with certain bond financing for the funding of certain components of Landlord's Work will still be outstanding on the date on which the Extended Term would commence, Subtenant shall exercise its option to extend the terms of this Sublease for the Extended Term.

    Provided that Subtenant has exercised its option to extend the term for the Extended Term, and provided further that Sublandlord exercises the necessary and corresponding extension option under the Master Lease and Subtenant is not then in default of any material term, covenant or condition of this Sublease (or if so, such default is cured prior to the expiration of any applicable grace period), Subtenant may, by written notice to Sublandlord (the "First Extension Notice") not more than six (6) months nor less than three (3) months prior to the expiration of the Extended Term, extend the Extended Term for a period of (5) years (the "First Option Term") on the same terms and conditions which apply to the Extended Term (excluding the Annual
Rent).

    Provided that Subtenant has exercised its option to extend the term for the First Option Term, and provided further that Sublandlord exercises the necessary and corresponding extension option under the Master Lease and Subtenant is not then in default of any material term, covenant or condition of this Sublease (or if so, such default is cured prior to the expiration of any applicable grace period), by written notice to Sublandlord not more than six (6) months nor less than three (3) months prior to the expiration of the First Option Term, Subtenant shall have the right to extend the First Option Term for an additional period of five (5) years (the "Second Option Tern") on the same terms and conditions which apply to the First Option term (excluding the Annual Rent).

    Notwithstanding anything to the contrary contained in this Sublease, Sublandlord hereby expressly covenants and agrees that it shall, so long as it is entitled to do so under the terms of the Master Lease, exercise each extension or renewal option to which it is entitled under the Master Lease (at the time and in the manner provided for in the Master Lease) which may be necessary or appropriate to permit Subtenant to exercise each option or extension term to which it is entitled under this Sublease.

    3.   Rent.  Commencing on the Rental Commencement Date (as defined in the
         ----
Master Lease), Subtenant shall, begin to pay to Sublandlord and shall continue to pay during the remaining term of this Sublease, the Annual Rent and the Additional Rent (as hereinafter defined). Subtenant shall pay the monthly installments of Annual Rent in advance on the first day of each month for the term of this Sublease without deduction, set-off, recoupment, counterclaim, or demand, at Sublandlord's address. If the term of this Sublease shall commence on a day other than the first day of a month, rent shall be prorated based on a per diem basis, and Subtenant shall pay to the Sublandlord the prorated installment of rent together with one (1) monthly installment of Annual Rent due for the following month.

    During the first three (3) years of this Sublease from the Rental Commencement Date (each twelve month period during the term of this Sublease commencing on the Rental Commencement Date or any anniversary of such date being referred to as a "Lease Year"), the Annual Rent shall be the sum of $6.82 per square foot, per annum, multiplied by the square footage of the Subleased Premises (the "Annual Rent"), payable in equal monthly installments. The actual square foot area of the Subleased Premises shall be calculated in accordance with the definition of the term "Premises" as set forth in the Master Lease prior to the Rental Commencement Date. Commencing on and as of the first day of the fourth (4th) Lease Year, the Annual Rent shall be increased by ten and nine-tenths percent (10.9%), being $7.561 per square foot, per annum.

    Commencing on and as of the first day of the fifth Lease Year and on the anniversary of such date each and every year thereafter, during the Initial Term and any extension term(s) of this Sublease, the Annual Rent for the Subleased

Premises shall be increased by three and one-half percent (3.5%) per annum. Accordingly, the Annual Rent for the Subleased Premises shall be increased as follows:

                                              Amount
              Increase Date                 Per SQ. Ft.
              -------------                 -----------

              Anniversary Date,   1998        $7.561
              "           "       1999        $7.826
              "           "       2000        $8.100
              "           "       2001        $8.384
              "           "       2002        $8.677
              "           "       2003        $8.981

             and so forth, increasing at three and one-half percent (3.5%) per annum.

    The Annual Rent for the Expansion Premises (as hereinafter defined in
Section 23) shall be calculated as follows:

    As to any Expansion Premises for which Subtenant shall have executed any option or right, the Annual Rent for the Expansion Premises if leased during the first three (3) years of this Sublease shall be the sum of $5.15 per square foot, per annum, multiplied by the actual square footage of the Expansion Premises (as determined by measurement in accordance with the requirements of the Master Lease), payable in equal monthly installments.

    Commencing at expiration of the third Lease Year of this Sublease, the Annual Rent for the Expansion Premises shall be increased by ten and nine-tenths percent (10.9%), being $5.711 per square foot, per annum.

    Commencing at the expiration of the fourth Lease Year of this Sublease and the anniversary of such date each and every year thereafter, during the Initial Term and any extension term(s) of this Sublease, the Annual Rent for the Expansion Premises shall be increased by three and one-half percent (3.5%) per annum. Accordingly, the Annual Rent for the Expansion Premises shall be increased as follows:
                                              Amount
              Increase Date                 Per SQ. Ft.
              -------------                 -----------

              Anniversary Date,   1998        $5.711
              "           "       1999        $5.911
              "           "       2000        $6.118
              "           "       2001        $6.332
              "           "       2002        $6.554
              "           "       2003        $6.783
    and so forth, increasing at three and one-half percent (3.5%) per annum.

    In addition to the Annual Rent, Subtenant shall, during the term of this Sublease, pay to Sublandlord the following sums as additional rent (the "Additional Rent"):

         (a) $11.16 per square foot representing the straight line amortization of Sublandlord's Work over a period of twelve
              (12) years and six (6) months;

         (b)  all utilities furnished to and consumed upon the Subleased
              Premises;

         (c) Subtenant's proportionate share (determined on the basis of the ratio that the square footage area of the Subleased Premises bears to the aggregate square footage area of the Building) of the following costs and expenses:

              (i) real property taxes and general assessments payable in respect of the taxing periods during the tern of this Sublease; and

              (ii) operating expenses, including all "Common Area costs" as such term is described (and as such costs are determined) under Section 11 of the Master Lease.

    Notwithstanding anything contained in the foregoing to the contrary, Subtenant shall be entitled to the benefit of any and all enterprise zone or tax abatement programs, including without limitation "economic empowerment zone" programs, and reduction in bond financing terms, which may relate to or include the Subleased Premises. Sublandlord shall, and shall use reasonable efforts to cause Landlord to, apply for and maintain qualification for inclusion in such programs.

    4.   Subject to Master Lease.  This Sublease is subject and subordinate
         -----------------------
to the Master Lease. Capitalized terms which are used but not defined in this Sublease shall have the meaning ascribed to such terms in the Master Lease. Sublandlord covenants and agrees to observe, perform and discharge all of duties and obligations under and pursuant to the terms of the Master Lease as and when required thereby, and to provide Subtenant with true and correct copies of all notices and other written communications sent or received by Sublandlord with respect to the Master Lease within five (5) business days of its sending or receipt thereof.

    5.   Assignment and Subletting.  Subtenant shall not assign, transfer,
         -------------------------
mortgage, or otherwise encumber this Sublease or all or any of Subtenant's rights hereunder or interest herein, or sublet, rent or permit anyone to occupy the Subleased Premises or any part thereof, without obtaining the express prior written consent of Sublandlord; provided, however, that assignment of this Sublease or sublease of all or any portion of the Subleased Premises to any party owned or controlled by, or under common ownership or control with, Subtenant or to any corporation or other entity with which or into which Subtenant may be merged or consolidated, or to any corporation or other entity which may acquire all or substantially all of Subtenant's assets or capital stock, shall not require the consent of Sublandlord.

    Sublandlord shall not unreasonably withhold or condition its consent to any other proposed assignment or sublease to a third party provided that (i) such third party agrees to use the Subleased Premises only for the purposes permitted by this Sublease and the Master Lease and executes an assumption of Subtenant's obligations hereunder in form satisfactory to Sublandlord, and
(ii) Subtenant shall not be released from its obligations hereunder and shall so confirm in writing to Sublandlord, (iii) such third party's tangible net worth (without regard to goodwill or other intangible assets) shall equal or exceed Subtenant's net worth immediately prior to such assignment or sublet, and (iv) such assignment or sublease is in accordance with Section 30 of the Master Lease.

    6.   Use.  Subtenant shall use and occupy the Subleased Premises solely for
         ---
the purposes set forth in the Master Lease. Sublandlord acknowledges and agrees that the business of Subtenant as a medical research entity conforms to the use permitted by the Master Lease.

    7.   Taxes and Assessments.  In addition to any tax obligations, if any,
         ---------------------
set forth in the Master Lease, Subtenant will pay all taxes and assessments of every kind and description whatsoever levied against any personal property or equipment owned by Subtenant and located at the Subleased Premises which, if unpaid, could result in the imposition of a lien against the Subleased Premises. Subtenant agrees to comply with all laws, rules and regulations applicable to it based upon its doing business in the State of Maryland.

    8.   Inspection.  Sublandlord and its agents shall have the right to enter
         ----------
the Subleased Premises, at any time, and from time to time, after at least twenty-four (24) hours prior notice to Subtenant, to inspect the condition of the Subleased Premises. Sublandlord shall use its best reasonable efforts not to interrupt unreasonably or interfere with Subtenant's operations at the Subleased Premises in connection with any such entry or inspection. Sublandlord recognizes and agrees that the nature of Subtenant's business requires that Sublandlord use its best reasonable efforts to keep confidential any operations or other aspect of Subtenant's business observed by Sublandlord in connection with any such entry or inspection.

    9.   Surrender.  (a) At the expiration or earlier termination of the
         ---------
term of this Sublease, Subtenant shall peaceably surrender the Subleased Premises in broom clean condition and good order and repair and otherwise in the same condition as the Subleased Premises were upon the commencement of this Sublease, except ordinary wear and tear.

         (b) If Sublandlord elects to require that alterations, installations, changes, work, replacements, additions, or improvements comprised within the Tenant TI Work and made by or on behalf of Subtenant to the Subleased Premises be removed at the termination of this Sublease, Subtenant hereby agrees to cause the same to be removed at its sole cost and expense. If Subtenant fails to remove the same, Sublandlord may cause them to be removed at Subtenant's expense, and Subtenant hereby agrees to reimburse Sublandlord for the cost of such removal together with all and any damages which Sublandlord may suffer and sustain by reason of failure of Subtenant to remove the same. At Sublandlord's election, any or all of the Tenant TI Work, alterations, installations, changes, replacements, additions to, or improvements made by Subtenant upon the Subleased Premises shall remain at the termination of this Sublease and not be removed. Subtenant shall surrender to Sublandlord all keys for the Subleased Premises at the place then fixed for the payment of rent and shall notify Sublandlord in writing of all combinations of locks, safes, and vaults, if any, in the Subleased Premises. Subtenant's obligation to observe and perform the covenants set forth in this Section 9 shall survive the expiration or earlier termination of this Sublease.

         (c) At the termination of this Sublease, Subtenant shall immediately remove all personal property which it owns and is permitted to remove from the Subleased Premises under the provisions of this Sublease, and failing to do so, Sublandlord at its option may either (i) cause that personal property to be removed at the risk and expense of Subtenant (both as to loss and damage), and Subtenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the personal property elsewhere and the cost of any repairs to the Subleased Premises caused by the removal of the property, or (ii) upon twenty (20) days' written notice to Subtenant, which the parties agree is commercially reasonable, sell at public or private sale any or all such personal property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Sublandlord for all sums due hereunder), with the proceeds to be applied as Sublandlord desires, or (iii) at Sublandlord's option, title shall pass to Sublandlord.

    10.  Insurance.  Subtenant will indemnify and save harmless Landlord and
         ---------
Sublandlord and their respective successors and assigns, from any and all claims, demands, actions, causes of action, and judgments, for bodily injury or property damage, asserted by any person arising out of Subtenant's use and occupancy of the Subleased Premises. Subtenant shall, throughout the term of this Sublease, keep in full force and effect, at its own expense, (a) comprehensive general liability insurance with respect to claims for personal injury, death and damages to property at or relating to the Subleased Premises in the amount of $5,000,000 for personal injury or death or property damage resulting from any one occurrence, and $5,000,000 in the aggregate, and (b) hazardous material/environmental insurance in form required by the Master Lease affording coverage in an amount of $2,000,000, and (c) such other insurance as may be required by Section 21(a) of the Master Lease in such form and amounts required thereby and (d) such other insurance as the Sublandlord may deem reasonably necessary. All such insurance must be maintained in accordance with all applicable laws of the State of Maryland and the Sublandlord and the Landlord shall be named as additional insurers in all such insurance policies. Such policies shall contain a provision for not less than thirty (30) days notice to Sublandlord and Landlord prior to modification or cancellation of such insurance policies as well as a waiver of subrogation provision. Subtenant will furnish evidence of such insurance coverage to Sublandlord and Landlord at least ten (10) days prior to the Rental Commencement Date. Sublandlord and Subtenant will cooperate in good faith with respect to the settlement and compromise of any claim arising under any insurance policy maintained pursuant to this Section 10, provided that Subtenant shall have the exclusive right to settle or compromise any claims made under the insurance maintained by Subtenant hereunder.

    11.  Environmental.  Subtenant shall comply with all Environmental Laws (as
         -------------
hereinafter defined) relating to its use of the Subleased Premises including, without limitation, the obligation to obtain and maintain in effect and comply with all permits and reporting and notification requirements applicable to such use. As used in this Sublease, the term "Hazardous Materials" means, (a) any "hazardous substance" as defined in Section 101(14) of CERCLA (42 U.S.C. Section 9601(14)) or regulations promulgated thereunder; (b) any "solid waste", "hazardous waste", "toxic substances" or "infectious waste", as such terms are defined in any other Environmental Law; and (c) asbestos (or any substance containing asbestos), polychlorinated biphenyls ("PCBs"), nuclear fuel or material, radioactive materials, explosives, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminations, emissions, petroleum products and by-products and other toxic or hazardous materials or substances listed or identified in, or regulated by, any Environmental Laws. As used in this Sublease, the term "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seg., as amended by the Superfund
                                   ------
Amendment and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq, the Hazardous Materials
                                         ------
Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control
                                           ------
Act, 15 U.S.C.

Section 2601 et seq., the Federal Water Pollution Control Act, 33
             ------
U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et
                    ------                                               --
seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Safe Drinking Water
---                                             ------
Act, 42 U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29
                            ------
U.S.C. Section 655, etc., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq. and any other present or future local, state,
                          ------
Federal or international law, treaty, statute, ordinance, rule, regulation, advisory or guideline having the force of law relating to public health, safety or the environment and any and all amendments, regulations, orders, decrees, permits, licenses or restrictions now or hereafter promulgated thereunder. Subtenant hereby agrees that (a) no activity will be conducted on the Subleased Premises that will produce or cause the release of any Hazardous Materials in violation of any Environmental Law; (b) the Subleased Premises will not be used in any manner for the storage of any Hazardous Materials in violation of any Environmental Law; and (c) Subtenant will not permit any Hazardous Materials in violation of any Environmental Law to be brought onto the Subleased Premises; and if so brought or found located thereon, the same shall be immediately removed, at Subtenant's sole cost and expense; all required cleanup and disposal procedures shall be diligently undertaken in accordance with all Environmental Laws, and upon request Subtenant shall provide Sublandlord with evidence satisfactory to Sublandlord of Subtenant's compliance with all Environmental Laws. If at any time during or after the term of this Sublease, the Subleased Premises are found to be contaminated with Hazardous Materials in violation of any Environmental Law resulting from Subtenant's use thereof or Subtenant's use of the Subleased Premises which results in a violation or alleged violation of any Environmental Law, Subtenant agrees to indemnify, hold harmless, protect and defend Landlord and Sublandlord from all claims, demands, actions, liabilities, costs, expenses (including reasonable attorneys' fees), damages and obligations of any nature arising from or as a result of the use of the Subleased Premises by Subtenant, as set forth below. This indemnification shall survive the termination or expiration of this Sublease.

    Subtenant agrees to indemnify, defend, and hold Sublandlord and Landlord harmless from any claims, losses, costs, expenses, damages, liabilities or causes of action (including reasonable attorneys' fees) which (a) arise during or after the term of this Sublease and are related to or connected with the use or occupancy by Subtenant and/or any assignee, subtenant, concessionaire, or licensee of the Subleased Premises, or (b) result or arise out of or pertain to the failure by Subtenant to comply with all Environmental Laws at the Subleased Premises, provided such indemnification shall not apply to the negligence or willful acts of Sublandlord or Landlord or their respective contractors or subcontractors, or its or their agents or employees.

    12.  Default.  Should Subtenant default in the performance of any
         -------
obligation or duty imposed upon it by the terms and conditions of this Sublease (including without limitation the payment of Annual Rent or Additional Rent), or by the terms and conditions of the Master Lease, in addition to all other rights given it as Sublandlord by law, Sublandlord shall have the right, after written notice to Subtenant specifically describing such default and an opportunity for Subtenant to cure such default within five (5) days thereafter for any monetary default and within thirty (30) days thereafter for any non-monetary default, unless such non-monetary default is not capable of being cured within such thirty-day period then such period shall be extended so long as Subtenant commences such cure within such thirty-day period and diligently pursues completion thereof, to terminate this Sublease or at its option, the right to re-enter the Subleased Premises without terminating this Sublease and thereafter, as agent for Subtenant, re-rent such Premises to any third party, applying the net proceeds to such rental, after deducting all reasonable expenses incurred in connection therewith, to the rental due Sublandlord hereunder, and Subtenant shall remain liable to Sublandlord for any deficiency in such rent.

    13.  Hold Harmless.  Subtenant agrees that it will defend, indemnify and
         -------------
hold Sublandlord and Landlord harmless, from and against any and all losses, claims, damages or expenses which it may incur, suffer or expend from any default of Subtenant or failure of the Subtenant to perform fully its obligations under the terms and conditions of the Master Lease (in so far as the same pertain to the Subleased Premises) and/or this Sublease, including the payment of reasonable attorneys' fees. Such indemnification shall be with respect only to losses, claims, damages or expenses which arise from or relate to events, acts or circumstances occurring during the term of this Sublease. Such indemnification shall survive the termination of this Sublease.

    14.  Compliance with Master Lease.  Sublandlord shall pay all sums payable
         ----------------------------
to the Landlord under the Master Lease throughout the term of this Sublease and shall observe, perform and discharge all of its obligations under the Master Lease as and when required thereby, and shall not consent to anything or do anything or fail to do anything which would or could terminate said Master Lease or create any default under said Master Lease or waive or exercise any right it shall have under said Master Lease without Subtenant's express prior written consent in each instance. Sublandlord shall not, without in each case obtaining the prior written consent of Subtenant (which consent shall not be unreasonably withheld or delayed), modify, amend, or supplement the Master Lease, or waive the performance of any obligations of Landlord thereunder.

    15.  Estoppel Certificate.  Upon the request of either party, at any
         --------------------
time from time to time, Sublandlord and Subtenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument, duly executed, (a) certifying that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, stating such modifications, (b) specifying the date to which the Annual Rent and, if any, Additional Rent has been paid, (c) stating whether, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, and (d) stating the date of commencement of Annual Rent.

    16.  Fixtures.  Subject to the terms of Section 9 of this Sublease, all
         --------
fixtures and equipment placed on the Subleased Premises by Subtenant may be removed by Subtenant at any time during the term of this Sublease and within two
(2) months of the expiration or termination of this Sublease. In the event of any such removal, Subtenant shall promptly repair, at its own expense, all damage to the Subleased Premises caused by the removal of such fixtures or equipment.

    17.  Condemnation.  Subtenant hereby assigns to Sublandlord all awards to
         ------------
which it may be or become entitled and which it must remit to the Sublandlord in the event of any taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain affecting all or any part of the Subleased Premises, which occurs during the term of this Sublease; provided, however, that Subtenant shall, at its sole cost and expense, be entitled to maintain an action against the condemning authority for loss of business and damage to Subtenant's fixtures and personally. In furtherance hereof Subtenant hereby grants Sublandlord the sole right to file all claims and to bring such causes of action as Sublandlord shall desire for the purpose of obtaining any such award. Subtenant hereby covenants to notify promptly Sublandlord of all such takings of which Subtenant has knowledge or of which Subtenant receives notice. Subtenant hereby agrees to cooperate at Sublandlord's expense with Sublandlord to the fullest extent possible in the bringing of such causes of action and in filing such claims for such awards.

    18.  Repairs.  In the event a condition exists in the Subleased Premises
         -------
that Landlord is obligated to repair under the Master Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall advise Landlord thereof. Sublandlord shall have no liability to Subtenant for Landlord's failure to make any such repair; provided, however, that Sublandlord shall diligently seek to enforce its rights and Landlord's obligations under the Master Lease.

    Sublandlord shall keep, or cause to be kept, the structure, roof, common areas and any shared Building systems or equipment, including without limitation, any shared system providing heating, ventilation or air conditioning in a constant state of good condition and repair, and shall, at no expense to Subtenant, perform all maintenance and repair which may be or become necessary or appropriate in connection therewith. Subtenant shall perform, or cause to be performed, all maintenance and repair of the Subleased Premises, excluding the structural elements of the Building and any other shared systems or facilities serving the Subleased Premises and other space within the Building or the property. Subtenant shall have the right at its sole cost and expense to install and maintain a security system serving the Subleased Premises exclusively.

    19.  Quiet Enjoyment.  Sublandlord hereby covenants and agrees that if
         ---------------
Subtenant shall fully perform, comply with and observe all of the covenants and agreements herein stipulated to be performed on Subtenant's part, Subtenant shall at all times during the term of this Sublease have peaceable and quiet enjoyment and possession of the Subleased Premises without hindrance from Sublandlord or any person or persons claiming the Subleased Premises by, through or under Sublandlord; subject, however, to (x) matters affecting title to the Premises to which this Sublease is subordinate and (y) the terms of the Master Lease; provided, however, that Sublandlord's covenant and obligation to observe, perform and comply with the Master Lease shall not be limited or restricted by this reference.

    20.  Nondisturbance.  Sublandlord shall, or shall use reasonable efforts to
         --------------
cause Landlord to, procure from any present or future holder of any mortgage, leasehold mortgage, deed of trust, or underlying or ground lease, including, without limitation, any refinancing, replacement, renewal, modification, extension or consolidation thereof which is placed upon Landlord's or Sublandlord's respective interest in the Subleased Premises from time to time by Landlord or Sublandlord, an agreement providing in substance that so long as Subtenant shall discharge the obligations on its part to be kept and performed under the terms of this Sublease, Subtenant's tenancy will not be disturbed nor this Sublease affected by any default under such mortgage, deed of trust or underlying or ground lease.

    21.  Subtenant's Contingencies.  All of the obligations of Subtenant
         -------------------------
hereunder are subject to and conditioned upon the satisfactory completion of the following:

         l. Sublandlord shall cause the Structural Work, more specifically described on Exhibit B attached hereto and made a part hereof by this reference, to be performed in a good and workmanlike manner in accordance with the approved plans and specifications therefor and, in all material respects, with the applicable requirements imposed by law, and to be completed in accordance with the schedule agreed upon by the parties.

         2. Sublandlord shall cause the TI Work, more specifically described on Exhibit C attached hereto and made a part hereof by this reference, to be performed in a good and workmanlike manner in accordance with the approved plans and specifications therefor and, in all material respects, with the applicable requirements imposed by law, and to be completed in accordance with the schedule agreed upon by the parties. The Structural Work and TI Work shall hereinafter be referred to collectively as the "Sublandlord's Work".

                   For purposes of this Section 21, "Sublandlord's Work" shall be deemed to be completed when (x) all certificates of occupancy and other governmental approvals required for the lawful occupancy of the Subleased Premises have been issued and are in full force and effect and (y) Subtenant's architect shall have executed an AIA form certification of substantial completion.

         3. Qualified architects or engineers selected by Subtenant shall have inspected the Subleased Premises and provided a written report to Subtenant and Sublandlord indicating whether the condition of the floors, ceilings, roof, walls, HVAC systems, utilities, water, sewer, electrical and mechanical systems of the Subleased Premises are adequate for Subtenant's intended use.
              The cost of such inspections and reports shall be shared equally by Subtenant and Sublandlord.

         4. A qualified environmental consultant selected by Subtenant shall have inspected the Subleased Premises and provided a written report to Subtenant and Sublandlord indicating whether the Subleased Premises are affected in any manner which could be material and adverse to Subtenant or its occupancy of the Subleased Premises, by any adverse environmental condition. The cost of such inspection and report shall be shared equally by Subtenant and Sublandlord.


    The first $2,550,000 of the cost of performing Sublandlords Work shall be made available to or as directed by Subtenant as the performance of such work proceeds.

    22.  Sublandlord's Representations and Warranties. Sublandlord represents
         --------------------------------------------
and warrants to Subtenant that (i) to Sublandlord's knowledge the Subleased Premises are zoned so as to permit the use of the Subleased Premises as intended by Subtenant, (ii) Sublandlord will neither do, nor to the extent of its right to control the same, permit any other tenant or occupant of the Building to take any action which would jeopardize Subtenant's right to use the Subleased Premises for
                                     -13-
its intended purposes throughout the term of this Sublease, and (iii) to Sublandlord's knowledge and without any independent investigation: (a) no Hazardous Materials have been used, stored, generated, or disposed of on the Property in connection with any activity conducted thereon, and (b) there are no Hazardous Materials or storage tanks of any kind in, at, on or under the property. For purposes of this Section 22, "Sublandlord's knowledge" shall mean the knowledge of Hans F. Mayer (in his capacity as Executive Director of the Sublandlord) who is the individual with superior knowledge of any such matter.

    23.  Expansion Option.  Provided that Sublandlord has exercised its option
         ----------------
under the Master Lease for the rental of such space, (which Sublandlord agrees to do (so long as it is entitled to do so under the terms of the Master Lease) in the event that Subtenant elects to exercise its option on the Expansion Premises under this Section 23), Subtenant may expand the Subleased Premises to include all or any part of the fifty thousand (50,000) square feet located on the first floor of the Building and adjacent to the initial Subleased Premises (the "Expansion Premises"), on the same terms and conditions as the initial Subleased Premises (except for the rental of such space), by providing written notice of Subtenant's election to so expand to Sublandlord on or before the expiration of the third full lease year of the Initial Term. Upon Subtenant's exercise of its right to expand, Sublandlord shall (i) cause structural work comparable to the Structural Work to be performed in the Expansion Premises to Subtenant's reasonable satisfaction, and (ii) use its best efforts to make available to Subtenant a tenant improvement allowance in the amount of $140.00 per square foot of the Expansion Premises. In the event that Sublandlord is unable, despite its reasonable best efforts, to perform the foregoing obligations, Subtenant shall have the right to terminate this Sublease; provided, however, upon such termination Subtenant shall pay to Sublandlord an amount equal to the unamortized principal balance, at the time of such termination, of the tenant improvement bond financing used to fund the TI Work.

    Any Expansion Premises leased by Subtenant shall be deemed to be included within the term Subleased Premises as used herein and any annual rent and additional rent due in connection therewith shall be deemed to be included within the terms Annual Rent and Additional Rent as used herein; provided, however, that Annual Rent for such space shall be as provided in Section 3 of this Sublease. Such rent shall commence on the first day following the completion of the Structural Work and the TI Work for the Expansion Premises. Excluding the distinctions in rent, all terms and conditions of this Sublease applicable to the Subleased Premises shall be applicable to any or all of the Expansion Premises which are leased by Subtenant.

    24.  Right of First Offer, Purchase Option.  Reference and incorporation
         -------------------------------------
are hereby made to those provisions of the Master Lease (Section 37) which provide Sublandlord, as the tenant thereunder (as well as any subtenant), the right of first offer to lease additional space within the Building and the right to purchase the property upon which the Building is situate.

    25.  Successors and Assigns.  The terms and provisions of this Sublease
         ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of Subtenant and Sublandlord. This Section 25 is not intended, nor shall it be construed to modify, vary otherwise alter the provisions of Section 5 of this Sublease.

    26.  Entire Agreement.  This Sublease contains the entire agreement of the
         ----------------
parties, with regard to the subleasing, occupancy and use of the Subleased Premises, and no representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

    27.  Notices.  In every instance in which notice is required to be given
         -------
hereunder, such notice shall be in writing and personally delivered, sent by telecopier, or sent by certified or registered mail addressed as follows:

              If to Sublandlord:       36 South Charles Street
                                       Suite 1911
                                       Baltimore, Maryland 21201
                                       Attn: Hans F. Mayer
                                             Executive Director
                                       Telecopier Number: (410) 625-1848

              with a copy to:          Craig A. Enck, Esquire
                                       Miles & Stockbridge,
                                       a Professional Corporation
                                       10 Light Street
                                       Baltimore, Maryland 21202
                                       Telecopier Number: (410) 385-3700

              If to Subtenant:         11100 Euclid Avenue
                                       Wearn Building, Fourth
                                       Cleveland, Ohio 44106
                                       Attn: James S. Burns
                                             President and Chief
                                             Executive Officer
                                       Telecopier Number:_________________

                                       and

                                       2001 Aliceanna Street
                                       Baltimore, Maryland 21231
                                       Attn: James 5  Burns
                                             President and Chief
                                             Executive Officer
                                       Telecopier Number:__________________

              If to Landlord:          947 Fell Street
                                       Baltimore, Maryland 21231
                                       Attn:  S.A. Brown, III
                                              General Partner
                                       Telecopier Number: (410) 675-2399

    All notices sent by mail shall be deemed given the second day after the same are posted. All notices sent by telecopier shall be deemed given the day sent, but such notices shall be sent promptly by first class mail as well. Either party may change the address or telecopier number to which notices to it are to be sent by sending written notice of such new address or telecopier number to the other party.

    28.  Partial Invalidity.  In the event any provision of this Sublease (or
         ------------------
any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) or this Sublease, but this Sublease shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Sublease1 but only to the extent it is invalid, illegal, or unenforceable.

    29.  Captions.  The captions herein set forth are for convenience only and
         --------
shall not be deemed to define, limit, or describe the scope or intent of this Sublease.

    30.  Governing Law.  The provisions of this Sublease shall be construed,
         -------------
interpreted and enforced in accordance with the laws of the State of Maryland as the same may be in effect from time to time.

    31.  Amendments.  This Sublease may not be modified or amended except by an
         ----------
agreement in writing, signed by the party against whom enforcement of the change is sought.

    32.  Counterparts.  This Sublease may be executed in any number of
         ------------
counterparts, each of which shall be considered an original for all purposes, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed under seal as of the day and year first above written.

ATTEST:                 SUBLANDLORD:

                        MARYLAND ECONOMIC DEVELOPMENT
                        CORPORATION

/s/ Elle S. Wigz        By: /s/ Hans F. Mayer
--------------------       -------------------------------
                           Hans F. Mayer
                           Executive Director


ATTEST:                 SUBTENANT:

                        OSIRIS THERAPEUTICS, INC.

/s/ Nancy G. Rubin      By: James S. Burns
--------------------       ------------------------------- (SEAL)
                           James S. Burns
                           President & Chief
                           Executive Officer


STATE OF MARYLAND, CITY/COUNTY OF BALTIMORE, TO WIT:

    I HEREBY CERTIFY, that on this 28 day of February, 1995, before me, the undersigned Notary Public of said State, personally appeared Hans F. Mayer, who acknowledged himself to be the Executive Director of Maryland Economic Development Corporation, a body politic and corporate and constituted as a public instrumentality of the State of Maryland, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Executive Director of said entity by signing the name of the entity by himself as Executive Director.

    WITNESS my hand and Notarial Seal.

                                       /s/ Charlotte B. Trainor
                                       --------------------------------
                                       Notary Public

My Commission Expires: March 1, 1999

STATE OF OHIO, CITY/COUNTY OF CUYAHOGA, TO WIT:

    I HEREBY CERTIFY, that on this 8th day of February, 1995, before me, the undersigned Notary Public of said State, personally appeared James 5 Burns, who acknowledged himself to be the President and Chief Executive Officer of Osiris Therapeutics, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized President and Chief Executive Officer of said corporation by signing the name of the corporation by himself as President and Chief Executive Officer.

    WITNESS my hand and Notarial Seal.

                                       /s/ Christine A. Kehoe
                                       --------------------------------
                                       Notary Public

My Commission Expires:

                        FIRST AMENDMENT TO SUBLEASE AGREEMENT

    THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this "Amendment") is made as of this 2nd day of June 1995, by and between OSIRIS THERAPEUTICS INC., a Delaware corporation (Subtenant) and MARYLAND ECONOMIC DEVELOPMENT CORPORATION1 a body politic and corporate and constituted as a public instrumentality of the State of Maryland ("Sublandord").

                                  WITNESSETH:

    WHERE, Sublandord and Subtenant entered into that certain Sublease Agreement, undated but effective as of January 18, 1995 (the "Sublease") for the sublease of premises located at 2001 Aliceanna Street, Baltimore, Maryland, as more particularly described therein; and

    WHEREAS, Sublandlord and Subtenant desire to complete certain items of the Sublease that were incomplete and to amend certain terms of the Sublease as provided herein.

    NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

    l. Defined Terms. Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Sublease.

    2. Dates. The parties agree that the Sublease shall be dated as of the25th day of February, but still be effective in all respects as of January 18, 1995. The parties further agree that the date in the first recital (designated A shall be "January 18, 1995" and that the date set forth in Section 2 of the Sublease shall be "December 30,2001."

    3. Exhibits. The parties agree that attached hereto as Exhibits A, A-i, B and C are the true and correct copies of Exhibits A, A-i, B and C as referenced in the Sublease.

    4.   Additional Rent The parties confirm that the cost of the Landlord's
Work: is $3,100,000. The parties also confirm that a $503,000 MICRF loan to Sublandlords to be paid out of Additional Rent proceeds. The parties further confirm that Subtenant is entitled to receive interest in connection with a reserve account established in connection with the bond financing of Sublandlord's Work. In recognition of these facts and agreements, the parties agree that Section 3 of the Sublease shall be amended as follows:

         (a) Subsection (a) of Section 3 (page 5 of the Sublease) shall be amended to replace the amount of Additional Rental of "$11.16 per square foot" with "$382,873.44 per annum, in equal monthly installments of $31,906.12 each." It is understood and agreed that such amount is equal to $3,100,000, amortized over twelve and one-half years at 7% percent per annum. Such payment shall apply through the term for a period of twelve and one-half years.

         (b) A new subsection (d) shall be added as follows: "(d) In order to repay a $50,000 loan from MICRF to Sublandlord, the proceeds of which will be used in connection with the financing of the Sublandlord's Work, Subtenant shall pay $0.18 per square foot per annum, such amount being 50,000 amortized over twelve and one-half years at 5 percent per annum, and divided by 30,000. In the event the square footage of the Subleased Premises is adjusted by reason of remeasurement of the Premises, then such rental amount shall also be adjusted in accordance with the fore going calculation. In the event the Expansion Premises, or any part thereof are added to the Subleased Premises, such amount shall not be adjusted, nor shall such amount be due with respect to the Expansion Premises, or any part thereof, except as may be provided in an amendment to the Sublease executed at the time the Expansion Premises, or any part thereof are added to the Subleased Premises. Such payment shall apply through the term for a period of twelve and one-half years.

         (c) A new subsection (e) shall be added as follows: "(e) Sublandlord, provided Subtenant is not in default under the Sublease (subject to any applicable notice and cure periods), shall pay to Subtenant those amounts that Sublandlord receives as interest pursuant to Section 3.2 (d) of that certain Financing and Construction Loan Agreement dated the date hereof between Sublandlord, Subtenant, The Whiting-Turner Contracting Company, the Mayor and the City of Baltimore and Signet Trust Company (the Loan Agreement"). Such amounts shall be paid quarterly, or more or less frequently as the parties may agree based upon Sublandlord's report to Subtenant of the interest received over the prior three month period. The first such payment shall be made on September 1, 1955 (accounting for all interest Sublandlord receives prior to such date regardless of the number of months actually covered) and subsequent payments shall be made on each succeeding December 1, March 1' June 1 and September 1 of each year during the Sublease term (as the same may be extended) and shall continue until the "Reserve Fund" (as defined in the Loan Agreement) is fully disbursed, at which time the last payment hereunder shall be equal to the interest received by Sublandlord calculated from the date of computation of the immediately preceding payment through the date of such final disbursement. Sublandlord covenants that, subject to and except for the rights of the holder' (as defined in the Loan Agreement) under the Loan Agreement, Sublandlords right to such interest payments is not subject to any pledge, encumbrance or security interest, and agrees that it shall not further pledge, encumber or grant a security interest in its right to such interest payments. Subject to the rights of the holder under the Loan Agreement, Sublandlord hereby pledges, assigns, transfers and grants a security interest in such interest payments to Subtenant as security for its obligation hereunder, and agrees, upon Subtenant's request, to execute such further assurances and U.C.C. financing statements as Subtenant may reasonably request to perfect such security interest."

    5. Payment. In lieu of direct payment to Sublandlord Subtenant may make the following payments of rent to the following parties:

                 (a) To The Whiting-Turner Contracting Company, or other successor holder of that certain $3,100,000 Maryland Economic Development Corporation, Taxable

Economic Development Revenue Bond (Osiris Therapeutics, Inc. Facility), 1995 Issue, June 2 1995, all amounts payable as Additional Rent pursuant to subsection (a) of Section 3 of the sublease, as and when such payments are due under the Sublease and paid by wire transfer as required under Section 2.8 of the loan Agreement, with simultaneous notice to Sublandlord of such payments.

                 (b) To SAGA Limited Partnership, or other successor landlord under the Master Lease, all amounts payable as Annual Rent pursuant to Section 3 of the Sublease, as and when such payments are due under the Sublease, with simultaneous notice to Sublandlord of such payments.

    6. No Other Changes. Except as modified by this Amendment, the terms of the Sublease are hereby reaffirmed and shall remain in full force and effect.

    7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.

    8. Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland.


    IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written:

                                  SUBTENANT

                                  OSIRIS THERAPEUTICS, INC.

                                  By:    /s/ James S. Burns
                                     ---------------------------------
                                  Name: James S. Burns
                                     ---------------------------------
                                  Its:  President
                                     ---------------------------------


                                  SUBLANDLORD:

                                  MARYLAND ECONOMIC
                                  DEVELOPMENT CORPORATION

                                  By:    /s/ Hans F. Mayer
                                     ---------------------------------
                                  Name:  Hans F. Mayer
                                     ---------------------------------
                                  Its:   Executive Director
                                     ---------------------------------